Exhibit 3.2

AMENDED AND
RESTATED
BYLAWS OF
ENGILITY HOLDINGS, INC.

1.	STOCKHOLDERS

1.1 Annual Meetings. An annual meeting of stockholders shall be held for the election of directors and to transact such other business as may properly be brought before the meeting.

1.2 Special Meetings. Special meetings of the stockholders of Engility Holdings, Inc. (the “Corporation”) for any purpose or purposes may be called at any time by the Board of Directors (“Board”), or by a committee of the Board which has been duly designated by the Board and whose powers and authority, as provided in a resolution of the Board or in the Bylaws, include the power to call such meetings.

1.3 Time and Place of Meetings. All meetings of the stockholders shall be held at such places, within or without the State of Delaware, on such date and at such time as may from time to time be designated by the person or persons calling the respective meeting and specified in the respective notices or waivers of notice thereof.

1.4 Chairman and Secretary of Meetings. The President, or, in the absence of the President, any Vice President, shall preside at meetings of the stockholders. The Secretary shall act as secretary of the meeting, or, in the absence of the Secretary, then the presiding officer may appoint a person to act as secretary of the meeting.

1.5 Voting by Stockholders. Except as may be otherwise provided by these Bylaws, at every meeting of the stockholders, each stockholder shall, unless otherwise provided, be entitled to one vote for each share of stock standing in his or her name on the books of the Corporation on the record date for the meeting. All elections and questions shall be decided by the vote of a majority in interest of the stockholders present in person or represented by proxy and entitled to vote at the meeting, except as otherwise permitted or required by the General Corporation Law of the State of Delaware (the “DGCL”), the Certificate of Incorporation or these Bylaws.

1.6 Stockholder Consent Without Meeting. Any action required or permitted by the Certificate of Incorporation or Bylaws or any provision of law to be taken at a meeting of the stockholders, may be taken without a meeting, prior notice or vote, if a consent in writing, setting forth the action so taken, shall be signed by the number of stockholders required to authorize such action at a meeting. If the action is authorized by less than unanimous consent, notice of the action shall be given to nonconsenting stockholders.

2.	DIRECTORS

2.1 General Powers. The property, business and affairs of the Corporation shall be managed by or under the direction of the Board, who may exercise all such powers of the Corporation and do all such lawful acts and things as are not by DGCL, the Certificate of Incorporation or these Bylaws directed or required to be exercised or done by the stockholders of the Corporation.

2.2 Number and Term of Office. The number of directors which shall constitute the whole Board shall be such as from time to time shall be fixed by resolution of the Board. Each director shall hold office until his or her successor is elected and qualified or until earlier resignation or removal.

2.3 Resignations and Vacancies on Board.

(a) Any director of the Corporation may resign at any time by giving written notice or notice by electronic transmission to the Board or to the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time be not specified, it shall take effect immediately upon its receipt; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

(b) Except as otherwise provided in the Certificate of Incorporation, any vacancy in the Board, whether because of death, resignation, disqualification, an increase in the number of directors, or any other cause, may only be filled by vote of the majority of the remaining directors, although less than a quorum. Each director so chosen to fill a vacancy shall hold office until his or her successor shall have been elected and shall qualify or until such director shall resign or shall have been removed.

2.4 Regular Meetings. Regular meetings of the Board may be held at such times as the Board shall from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting shall be held at the same hour and place on the next succeeding business day not a legal holiday. Except as provided by applicable law, notice of regular meetings need not be given.

2.5 Special Meetings. Special meetings of the Board may be called at any time by the Chair of the Board, by the President or by the Secretary upon the written request of at least one- third of the directors then in office. Such meetings shall be held at the principal office of the Corporation, or at such other place or places, within or without the State of Delaware, as the person or persons calling the meeting may designate.

2.6 Quorum and Manner of Action. Except as otherwise provided in these Bylaws or by the DGCL, the presence of a majority of the total number of directors shall be required to constitute a quorum for the transaction of business at any meeting of the Board and the presence of a majority of the total number of directors then serving on a committee of the Board shall be required to constitute a quorum for the transaction of business at any meeting of such committee, and all matters shall be decided at any such meeting, a quorum being present, by the affirmative votes of a majority of the directors present. In the absence of a quorum at any meeting or any adjournment thereof, a majority of directors present may adjourn such meeting from time to time. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. Notice of any adjourned meeting need not be given. The directors shall act only as a Board or as a committee thereof, and the individual directors shall have no power as such.

2.7 Presiding Officer and Secretary of Meeting. The President, or, in his or her absence, a member of the Board selected by the members present, shall preside at meetings of the Board. The Secretary shall act as secretary of the meeting, but in the absence of the Secretary, the presiding officer may appoint a secretary of the meeting.

2.8 Action by Consent. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or such committee consent thereto in writing or by electronic transmission, as the case may be, and such written consent or electronic transmission is filed with the minutes of proceedings of the Board or committee.

2.9 Committees. The Board may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to (a) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by DGCL to be submitted to stockholders for approval or (b) adopting, amending or repealing any of these Bylaws. Any such committee shall keep written minutes of its meetings and report the same to the Board at the next regular meeting of the Board. Any Board committee may create one or more subcommittees, each subcommittee to consist of one or more members of such committee, and delegate to the subcommittee any or all of the powers of the committee.

3.	OFFICERS

3.1 Principal Officers. The principal officers of the Corporation shall be a President, Chief Financial Officer, a Treasurer, and a Secretary, all of whom shall serve under the direction and subject to the control of the Board, provided that the Board in its sole discretion may determine to not appoint a person to any particular position.

3.2 Election. Except such officers as may be appointed in accordance with Sections 3.3 or 3.6 of these Bylaws, the officers of the Corporation shall be elected annually (or at such other intervals as the Board may determine) by the Board. Each such officer shall hold office until his or her successor shall have been duly chosen and qualified or until his or her earlier resignation, removal or other disqualification for service.

3.3 Additional Officers and Agents. In addition to the principal officers designated in Section 3.1, the Board may from time to time appoint such other officers and agents as it may deem necessary or advisable, including one or more Vice Presidents of various rank, one or more Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and one or more Treasury Accounts Officers, each of which officers and agents shall be subject to the control of the Board and have such authority and perform such duties as are provided in these Bylaws or as the Board may from time to time determine. Each such officer shall hold office until his or her successor shall have been duly chosen and qualified or until his or her earlier resignation, removal or other disqualification for service. The Board may also delegate to any other principal officer or committee established by the Board the power to appoint any such additional officers and agents.

3.4 Removal. All officers and agents of the Corporation, elected or appointed by the Board, may be removed, either with or without cause, at any time, by resolution adopted by the Board.

3.5 Resignations. Any officer may resign at any time by giving written notice to the Board, the Chair of the Board, the President or the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

3.6 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or other cause, may be filled in the manner prescribed in these Bylaws for regular appointments to such office.

3.7 President. The President shall be the chief executive of the Corporation and shall report directly to the Board. Except in such instances as the Board may confer powers in particular transactions upon any other officer, and subject to the control and direction of the Board, the President shall manage and direct the business and affairs of the Corporation and shall communicate to the Board and any committee thereof reports, proposals and recommendations for their respective consideration or action. The President may do and perform all acts on behalf of the Corporation and shall preside at meetings of the Board and the stockholders. The President may execute (in facsimile or otherwise) and deliver certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts or other instruments that the Board has authorized to be executed and delivered, except in cases where the execution and delivery thereof shall be expressly and exclusively delegated to one or more other officers of agents of the Corporation by the Board or these Bylaws, or where the execution and delivery thereof shall be required by applicable law to be executed and delivered by another person.

3.8 Vice Presidents. Each Vice President of the Corporation shall perform, under the direction and subject to the control of the Board or the President such duties as the Board or the President may assign to such Vice President from time to time. Vice Presidents of the Corporation may be further designated as Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Assistant Vice Presidents or such other similar title as the Board may designate.

3.9 Secretary. The Secretary of the Corporation or his or her designee shall attend all meetings of the stockholders of the Corporation, the Board and committees established by the Board and shall record correctly the proceedings of such meetings in a book suitable for such purposes. The Secretary shall attest with a signature and the seal of the Corporation (in facsimile or otherwise) all stock certificates issued by the Corporation and shall keep or cause to be kept a stock ledger in which all transactions pertaining to shares of all classes and series of capital stock of the Corporation shall be correctly recorded. The Secretary shall also attest with a signature and the seal of the Corporation (in facsimile or otherwise) all deeds, conveyances or other instruments requiring the seal of the Corporation. The Chair of the Board, the President or the Secretary shall give, or cause to be given, notice of all meetings of the stockholders of the Corporation and special meetings of the Board or committees established by the Board. The Secretary is authorized to issue certificates, to which the corporate seal may be affixed, attesting to the incumbency of officers of the Corporation or to actions duly taken by the stockholders of the Corporation, the Board or any committee established by the Board. The Secretary shall perform, under the direction and subject to the control of the Board and the President, all duties incident to the office of Secretary and such other duties as the Board or the President may assign to the Secretary from time to time. The duties of the Secretary may also be performed by any Assistant Secretary of the Corporation. The Secretary shall have the power and authority to appoint one or more Assistant Secretaries of the Corporation, which power shall not be exclusive of any right of the Board to elect or appoint such officer.

3.10 Chief Financial Officer. The Chief Financial Officer of the Corporation in general shall supervise all of the financial affairs of the Corporation, under the direction and subject to the control of the Board and the President. The Chief Financial Officer shall perform, under the direction and subject to the control of the Board and the President, all duties incident to the office of Chief Financial Officer and such other duties as the Board or the President may assign to the Chief Financial Officer from time to time.

3.11 Treasurer. The Treasurer of the Corporation shall have the care and custody of all the funds, notes, bonds, debentures, stock and other securities of the Corporation that may come into the hands of the Treasurer, acting in such capacity. The Treasurer shall be responsible for the investment and reinvestment of funds of the Corporation in accordance with general investment policies determined from time to time by the Corporation and shall ensure that the Corporation is adequately funded at all times by arranging, under the direction and subject to the control of the Board, the President, and the Chief Financial Officer, for the issuance of debt, equity and other forms of securities that may be necessary or appropriate. The Treasurer may endorse (in facsimile or otherwise) checks, drafts, notes, bonds, debentures and other instruments for the payment of money for deposit or collection when necessary or appropriate and may deposit the same to the credit of the Corporation in such banks or depositories as the Board may designate from time to time, and the Treasurer may endorse (in facsimile or otherwise) all commercial documents requiring endorsements for or on behalf of the Corporation. The Treasurer may deliver instructions to financial institutions by facsimile or otherwise. The Treasurer may execute (in facsimile or otherwise) all receipts and vouchers for payments made to the Corporation. The Treasurer shall render an account of the Treasurer’s transactions to the Board as often as the Board shall require from time to time. The Treasurer shall enter regularly in the books to be kept by the Treasurer for that purpose, a full and adequate account of all monies received and paid by the Treasurer on account of the Corporation. If requested by the Board, the Treasurer shall give a bond to the Corporation for the faithful performance of the Treasurer’s duties, the expenses of which bond shall be borne by the Corporation. The Treasurer shall perform, under the direction and subject to the control of the Board, the President and the Chief Financial Officer, all duties incident to the office of Treasurer and such other duties as the Board, the President or the Chief Financial Officer may assign to the Treasurer from time to time. The duties of the Treasurer may be performed by any Assistant Treasurer of the Corporation.

4.	SHARES AND SHARE TRANSFER

4.1 Certificates Representing Stock.

(a) Form and Execution of Certificates. Certificates (if any) representing shares of stock or any bond, debenture or other corporate securities of the Corporation shall be in such form as is consistent with the Certificate of Incorporation and applicable law, and shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the President or a Vice President, and by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer. Any of or all of the signatures on the certificates may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any such certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as though the person who signed such certificate, or whose facsimile signature shall have been placed thereupon, were such officer, transfer agent or registrar at the date of issue.

(b) Lost Certificates. Except as provided in this Section 4.1(b), no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and canceled at the same time. The Corporation may issue a new certificate of stock in the place of any certificate previously issued by it, alleged to have been lost, stolen, mutilated or destroyed, and the Corporation may require the owner of the lost, stolen, mutilated or destroyed certificate, or the owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft, mutilation or destruction of any such certificate or the issuance of such new certificate; provided, however, that a new certificate or uncertificated share may be issued without requiring any bond when, in the judgment of the Board, or the Secretary of the Corporation, it is proper so to do.

4.2 Uncertificated Shares. Subject to any conditions imposed by DGCL, the Board may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares. Within a reasonable time after the issuance or transfer of any uncertificated shares, the Corporation shall send to the registered owner thereof any written notice prescribed by DGCL.

4.3 Transfers of Stock. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registrations of transfers of shares of stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by the attorney of the registered holder thereunto authorized by power of attorney duly executed and filed with the Secretary, or with a transfer clerk or a transfer agent, if any, and with respect to shares represented by certificates, upon surrender of the certificate or certificates for such shares properly endorsed, and with respect to uncertificated shares, upon the execution by the transferor and transferee of all transfer documents in such form as the Corporation shall reasonably require, and, with respect to all shares, upon the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. Whenever any shares are pledged for collateral security such fact shall be reflected on the books of the Corporation.

4.4 Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

5.	DELEGATION OF AUTHORITY

5.1 Execution of Contracts. Except as otherwise provided in these Bylaws, the Board may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and unless so authorized by the Board or by these Bylaws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or in any amount.

5.2 Checks, Drafts, Etc. All checks, drafts or other orders for payment of money, notes or other evidence of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board. Each such officer, assistant, agent or attorney shall give such bond, if any, as the Board may require.

5.3 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may select, or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, the Chair of the Board, the President, the Chief Financial Officer, the Treasurer or any Vice President who has been authorized by the President, Chief Financial Officer or Treasurer to do so (or any other officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation who shall from time to time be determined by the Board) may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the Corporation.

5.4 General and Special Bank Accounts. The Board (or a committee of the Board to which such power is delegated) may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board (or committee) may select or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

6.	MISCELLANEOUS

6.1 Principal Office.  The Board is hereby granted full power and authority to determine the location of the Corporation’s principal office and to change such principal office from one location to another.

6.2 Seal. The Board shall provide a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and words and figures showing that the Corporation was incorporated in the State of Delaware and the year of incorporation.

6.3 Waiver of Notices. Whenever notice is required to be given by these Bylaws, the Certificate of Incorporation or DGCL, the person entitled to said notice may waive such notice (in writing or by electronic transmission), either before or after the time stated therein, and such waiver shall be deemed equivalent to notice.

6.4 Fiscal Year.  The fiscal year of the Corporation shall be determined by resolution of the Board.

6.5 Amendments. These Bylaws, or any of them, may be altered, amended or repealed, and new Bylaws may be made by the Board, by vote of a majority of the number of directors then in office as directors, acting at any meeting of the Board. No section of the Bylaws shall be adopted, repealed, altered, amended or rescinded by the stockholders of the Corporation except by the vote of the holders of not less than two-thirds of the total voting power of all outstanding shares of voting stock of the Corporation.

7.	INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS

7.1 Right to Indemnification.  Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or any predecessor or, while a director or officer of the Corporation or any predecessor, is or was serving at the request of the Corporation or any predecessor as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, agent or trustee or in any other capacity while serving as a director, officer, employee, agent or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 7.3 with respect to proceedings to enforce rights to indemnification or advancement of expenses or with respect to any compulsory counterclaim brought by such indemnitee, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

7.2 Right to Advancement of Expenses.  In addition to the right to indemnification conferred in Section 7.1, an indemnitee shall also have the right to be paid by the Corporation the expenses (including attorney’s fees) incurred in appearing at, participating in or defending any such proceeding in advance of its final disposition or in connection with a proceeding brought to establish or enforce a right to indemnification or advancement of expenses under this Section 7 (which shall be governed by Section 7.3) (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL requires or in the case of an advance made in a proceeding brought to establish or enforce a right to indemnification or advancement, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made solely upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified or entitled to advancement of expenses under Sections 7.1 and 7.2 or otherwise.

7.3 Right of Indemnitee to Bring Suit.  If a claim under Section 7.1 or 7.2 is not paid in full by the Corporation within 60 days after a written claim for indemnification has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim or to obtain advancement of expenses, as applicable. To the fullest extent permitted by law, if successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section 7 or otherwise shall be on the Corporation.

7.4 Non-Exclusivity of Rights.  The rights to indemnification and to the advancement of expenses conferred in this Section 7 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Certificate of Incorporation, Bylaws, agreement, vote of stockholders or directors or otherwise.

7.5 Insurance.  The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

7.6 Indemnification of Employees and Agents of the Corporation.  The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation or any predecessor to the fullest extent of the provisions of this Section 7 with respect to the indemnification and advancement of expenses of directors and officers of the Corporation or any predecessor.

7.7 Nature of Rights.  The rights conferred upon indemnitees in this Section 7 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Section 7 that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit, eliminate, or impair any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

The obligations of the Corporation under this Section 7 to indemnify or advance expenses to any indemnitee for the matters covered hereby shall be the primary source of indemnification and advancement of such indemnitee in connection therewith, and any obligation on the part of any stockholder of the Corporation, its affiliates and controlling persons (the “other indemnitor”) under any organizational document, agreement or insurance policies maintained by such other indemnitor providing for, among other things, indemnification of and advancement of expenses for the indemnitee for, among other things, the same matters that are subject to indemnification and advancement of expenses under this Section 7 (the “other indemnification agreements”) shall be secondary to the Corporation’s obligation to indemnify and advance expenses to such indemnitee and shall be reduced by any amount that such indemnitee may collect as indemnification or advancement from the Corporation. In the event that the Corporation fails to indemnify or advance expenses to an indemnitee as required or contemplated by this Section 7 (any such amount that the Corporation fails to indemnify or advance to an indemnitee as required or contemplated by this Section 7, an “unpaid indemnity amount”), and any other indemnitor makes any payment to such indemnitee in respect of indemnification or advancement of expenses under any such other indemnification agreement on account of such unpaid indemnity amounts, such other indemnitor shall be subrogated to the rights of such indemnitee under this Section 7, in respect to such unpaid indemnity amounts.

To the fullest extent permitted by applicable law, (i) the Corporation’s obligation to indemnify any indemnitee under this Section 7 shall include any amounts expended by any other indemnitor under any other indemnification agreement in respect of indemnification or advancement of expenses to any indemnitee in connection with litigation or other proceedings involving his or her services as a director or officer of the Corporation to the extent such amount expended by such other indemnitor are on account of any unpaid indemnity amount and (ii) the Corporation shall not be entitled to contribution or indemnification from, or subrogation against, any such other indemnitor in respect of amounts expended by the Corporation to indemnify or advance expenses to an indemnitee under this Section 7.

Amended and restated as of January 14, 2019.

SECRETARY’S CERTIFICATE

I, Steven G. Mahon, Secretary of ENGILITY HOLDINGS, INC., a Delaware corporation (the “Corporation”), DO HEREBY CERTIFY that the foregoing is a true and correct copy of the Corporation’s Amended and Restated Bylaws as adopted by the sole stockholder of the Corporation on January 14, 2019.

IN WITNESS WHEREOF, I have hereunto set my hand this 14th day of January, 2019.

/s/ Steven G. Mahon
Steven G. Mahon, Secretary